Universal Technical Institute, Inc. Q4 2024 Financial Supplement

Financial Supplement Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K, in our subsequent Quarterly Reports on Form 10-Q and certain of our Current Reports on Form 8-K, as well as any amendments thereto, filed with the Securities and Exchange Commission (the “SEC”). In addition, statements that refer to projections of earnings, revenue, costs or other financial items in future periods; anticipated growth and trends in our business or key markets; cost synergies, growth opportunities and other potential financial and operating benefits; future growth and revenues; future economic conditions and performance; anticipated performance of curriculum; plans, objectives and strategies for future operations; and other characterizations of future events or circumstances, and all other statements that are not statements of historical fact are forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements due to a number of factors, including, but not limited to, those set forth under the section entitled “Risk Factors” in our filings with the SEC. Important factors that could affect our actual results include, among other things, failure of our schools to comply with the extensive regulatory requirements for school operations; our failure to maintain eligibility for federal student financial assistance funds; the effect of current and future Title IV Program regulations arising out of negotiated rulemakings, including any potential reductions in funding or restrictions on the use of funds received through Title IV Programs; the effect of future legislative or regulatory initiatives related to veterans’ benefit programs; continued Congressional examination of the for-profit education sector; our failure to maintain eligibility for or the ability to process federal student financial assistance; regulatory investigations of, or actions commenced against, us or other companies in our industry; changes in the state regulatory environment or budgetary constraints; failure to comply with private education loan requirements; the effect of "borrower defense to repayment" regulation; the effect of postsecondary education regulatory environment as a results of U.S. federal elections; our failure to execute on our growth and diversification strategy, including effectively identifying, establishing and operating additional schools, programs or campuses; our failure to realize the expected benefits of our acquisitions, or our failure to successfully integrate our acquisitions; our failure to improve underutilized capacity at certain of our campuses; enrollment declines or challenges in our students’ ability to find employment as a result of macroeconomic conditions; our failure to maintain and expand existing industry relationships and develop new industry relationships; our ability to update and expand the content of existing programs and develop and integrate new programs in a timely and cost-effective manner while maintaining positive student outcomes; a loss of our senior management or other key employees; failure to comply with the restrictive covenants and our ability to pay the amounts when due under the Credit Agreement; increased scrutiny and changing expectations regarding our environmental, social and governance practices; the effect of public health pandemics, epidemics or outbreak, including COVID-19, and other risks that are described from time to time in our public filings. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements. Neither we nor any other person makes any representation as to the accuracy or completeness of these forward-looking statements and, except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements, even if new information becomes available in the future. This presentation also contains estimates and other statistical data made by independent parties, and by us, relating to market size and growth and other data about our industry and our business. This data involves several assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. PAGE 2

Financial Supplement Consolidated Q4 and FY 2024 Highlights Q4 2024 FY 2024 Revenue Revenue $196.4 million $732.7 million Net Income Net Income $18.8 million $42.0 million Adjusted EBITDA Adjusted EBITDA $37.3 million $102.9 million Diluted Earnings Per Share Diluted Earnings Per Share $0.34 $0.75 PAGE 3 ■ Company delivered Q4 and FY 2024 financial results ahead of expectations on all financial metrics and in-line with student start guidance. Q4 2024 • Segment revenue contribution in the quarter was $130.5 million for UTI (13.2% Y/Y growth) and $65.8 million for Concorde (19.7% Y/Y growth). • Total new student starts of 11,492, with UTI delivering 7,068 (8.7% Y/Y growth) and Concorde delivering 4,424 (13.7% Y/Y growth). FY 2024 • Segment revenue contribution was $486.4 million for UTI (13.3% Y/Y growth) and $246.3 million for Concorde (38.3% Y/Y growth). • Total new student starts of 26,885, with UTI delivering 15,138 (6.7% Y/Y growth) and Concorde delivering 11,747 (39.3% Y/Y growth). ■ Total available liquidity of $230.9 million, including $69.0 million of remaining capacity under Company’s revolving credit facility, which provides ample liquidity for any potential business needs or new opportunities that may arise. ■ The Company remains confident in its previously announced 5-year strategic targets with a Revenue CAGR of ~10% and Adjusted EBITDA margin approaching 20% by FY 2029. Note: See Company Press Release and Investor Presentation dated November 20, 2024 for more details on guidance, including non-GAAP reconciliations.

Financial Supplement Consolidated Q4 2024 Summary Results ($ in millions) ($ in millions, except for student data) 3 Mos. 9/30/24 3 Mos. 9/30/23 YoY Change 12 Mos. 9/30/24 12 Mos. 9/30/23(1) YoY Change Revenues $196.4 $170.3 15.3% $732.7 $607.4 20.6% Operating expenses $170.3 $160.0 6.5% $673.8 $586.0 15.0% Ed Services $99.4 $93.2 6.7% $384.5 $329.9 16.6% SG&A $71.0 $66.8 6.3% $289.3 $256.1 12.9% Income from operations $26.0 $10.3 151.7% $58.9 $21.4 175.2% Net interest and other expense $(0.7) $(1.1) (40.5)% $(2.7) $(3.3) (19.7)% Income tax (expense) benefit $(6.5) $(2.5) 157.0% $(14.2) $(5.8) 146.8% Net income $18.8 $6.7 181.1% $42.0 $12.3 240.9% Adjusted EBITDA(2) $37.3 $19.2 94.6% $102.9 $64.2 60.1% Operating cash flow $67.5 $53.9 25.3% $85.9 $49.1 74.8% Adjusted free cash flow(2) $62.6 $50.7 23.5% $73.5 $49.1 49.6% Capital expenditures $7.5 $7.8 (3.9)% $24.3 $56.7 (57.1)% PAGE 4 1. The acquisition of Concorde closed on December 1, 2022 impacting comparability for all future periods. 2. For a detailed reconciliation of Non-GAAP measures, see slides 16-22.

Consolidated Statements of Operations Trend
($ in thousands, except EPS)

Financial Supplement

	12 Mos. 9/30/24	3 Mos. 9/30/24	3 Mos. 6/30/24	3 Mos. 3/31/24	3 Mos. 12/31/23	12 Mos. 9/30/23[1]	3 Mos. 9/30/23	3 Mos. 6/30/23	3 Mos. 3/31/23	3 Mos. 12/31/22[1]
Revenues	$ 732,687	$ 196,358	$ 177,458	$ 184,176	$ 174,695	$ 607,408	$ 170,298	$ 153,286	$ 163,820	$ 120,004
Operating expenses:										
Educational services and facilities	384,529	99,355	95,277	97,488	92,409	329,870	93,155	88,377	86,930	61,408
SG&A	289,267	70,981	74,735	75,496	68,055	256,139	66,804	64,246	70,941	54,148
Total operating expenses	673,796	170,336	170,012	172,984	160,464	586,009	159,959	152,623	157,871	115,556
Income from operations	58,891	26,022	7,446	11,192	14,231	21,399	10,339	663	5,949	4,448
Total other (expense) income, net	(2,661)	(652)	(689)	(638)	(682)	(3,312)	(1,095)	(1,236)	(706)	(275)
Income tax (expense) benefit	(14,229)	(6,530)	(1,772)	(2,767)	(3,160)	(5,765)	(2,541)	64	(1,763)	(1,525)
Net income (loss)	$ 42,001	$ 18,840	$ 4,985	$ 7,787	$ 10,389	$ 12,322	$ 6,703	$ (509)	$ 3,480	$ 2,648
Preferred stock dividends	(1,097)	—	—	—	(1,097)	(5,069)	(1,278)	(1,263)	(1,251)	(1,277)
Income (loss) available for distribution	40,904	$ 18,840	$ 4,985	$ 7,787	$ 9,292	7,253	$ 5,425	$ (1,772)	$ 2,229	$ 1,371
Income allocated to participating securities	(2,855)	$ —	$ —	$ —	$ (2,855)	(2,712)	$ (2,025)	$ —	$ (833)	$ (514)
Net income (loss) available to common shareholders	38,049	$ 18,840	$ 4,985	$ 7,787	$ 6,437	4,541	$ 3,400	$ (1,772)	$ 1,396	$ 857
Net income (loss) per share, diluted	0.75	$ 0.34	$ 0.09	$ 0.14	$ 0.17	0.13	$ 0.10	$ (0.05)	$ 0.04	$ 0.02
EBITDA[2]	88,711	$ 33,927	$ 14,842	$ 18,513	$ 21,429	47,097	$ 16,848	$ 7,407	$ 12,821	$ 10,021
Total Shares Outstanding (Period End)	53,817	53,817	53,812	53,801	53,732	34,075	34,075	34,151	34,149	33,925
Diluted Shares Outstanding (Period End)	50,851	55,404	54,951	54,770	37,439	34,479	34,824	34,067	34,553	34,408

1. *The acquisition of Concorde closed on December 1, 2022 impacting comparability for all future periods.*
2. *For a detailed reconciliation of Non-GAAP measures, see slides 16-22.*

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Financial Supplement Consolidated Results of Operations Trend Percent of Revenue 12 Mos. 3 Mos. 3 Mos. 3 Mos. 3 Mos. 12 Mos. 3 Mos. 3 Mos. 3 Mos. 3 Mos. 9/30/24 9/30/24 6/30/24 3/31/24 12/31/23 9/30/23(1) 9/30/23 6/30/23 3/31/23 12/31/22(1) Revenues 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Operating Expenses: Educational services and facilities 52.5% 50.6% 53.7% 52.9% 52.9% 54.3% 54.7% 57.7% 53.1% 51.2% SG&A 39.5% 36.1% 42.1% 41.0% 39.0% 42.2% 39.2% 41.9% 43.3% 45.1% Total operating expenses 92.0% 86.7% 95.8% 93.9% 91.9% 96.5% 93.9% 99.6% 96.4% 96.3% Income from operations 8.0% 13.3% 4.2% 6.1% 8.1% 3.5% 6.1% 0.4% 3.6% 3.7% Total other (expense) income, net (0.4)% (0.3)% (0.4)% (0.3)% (0.4)% (0.5)% (0.6)% (0.7)% (0.4)% (0.2)% Income tax (expense) benefit (1.9)% (3.3)% (1.0)% (1.5)% (1.8)% (0.9)% (1.5)% 0.0% (1.1)% (1.3)% Net income (loss) 5.7% 9.6% 2.8% 4.2% 5.9% 2.0% 3.9% (0.3)% 2.1% 2.2% Preferred stock dividends (0.1)% —% —% —% (0.6)% (0.8)% (0.8)% (0.8)% (0.8)% (1.1)% Income (loss) available for distribution 5.6% 9.6% 2.8% 4.2% 5.3% 1.2% 3.2% (1.2)% 1.4% 1.1% Income allocated to participating securities (0.4)% —% —% —% (1.6)% (0.4)% (1.2)% —% (0.5)% (0.4)% Net income (loss) available to common shareholders 5.2% 9.6% 2.8% 4.2% 3.7% 0.7% 2.0% (1.2)% 0.9% 0.7% EBITDA margin(2) 12.1% 17.3% 8.4% 10.1% 12.3% 7.8% 9.9% 4.8% 7.8% 8.4% PAGE 6 1. The acquisition of Concorde closed on December 1, 2022 impacting comparability for all future periods. 2. For a detailed reconciliation of Non-GAAP measures, see slides 16-22.

Quarterly Trend – Segment Key Metrics
($ in millions, except revenue per student amounts)

Financial Supplement

	3 Mos. 9/30/24 UTI	3 Mos. 6/30/24 UTI	3 Mos. 3/31/24 UTI	3 Mos. 12/31/23 UTI	3 Mos. 9/30/23 UTI	3 Mos. 9/30/24 Concorde	3 Mos. 6/30/24 Concorde	3 Mos. 3/31/24 Concorde	3 Mos. 12/31/23 Concorde	3 Mos. 9/30/23 Concorde
New student starts	7,068	2,916	2,840	2,314	6,500	4,424	2,651	2,640	2,032	3,892
Y/Y growth/(decline)	8.7%	(12.5)%	19.6%	17.2%	9.0%	13.7%	34.8%	17.2%	533.0%	—%
Average undergraduate full-time active students	14,067	13,041	13,810	14,321	12,883	9,113	8,038	8,506	8,244	8,008
Average student Y/Y growth/(decline)	9.2%	13.0%	10.3%	6.0%	1.4%	13.8%	14.0%	8.9%	6.6%	—%
Revenue per student	$9,300	$9,000	$8,900	$8,100	$8,900	$7,200	$7,500	$7,200	$7,200	$6,900
Y/Y growth/(decline)	4.5%	3.4%	3.5%	3.8%	2.3%	4.3%	1.4%	0.0%	28.6%	N/A
Revenues	$130.5	$117.1	$123.3	$115.4	$115.3	$65.8	$60.3	$60.9	$59.3	$55.0
Y/Y growth/(decline)	13.2%	16.1%	14.7%	9.3%	4.2%	19.6%	15.0%	8.2%	311.8%	—%
Income from operations	$30.4	$14.1	$18.1	$15.1	$14.5	$6.7	$3.7	$3.2	$7.1	$3.1
Margin	23.3%	12.0%	14.7%	13.1%	12.6%	10.2%	6.1%	5.3%	12.0%	5.6%
Adjusted EBITDA[(1)]	$37.5	$20.7	$24.4	$21.6	$21.5	$8.3	$5.9	$5.4	$8.8	$4.0
Adjusted EBITDA margin	28.7%	17.7%	19.8%	18.7%	18.6%	12.6%	9.8%	8.9%	14.8%	7.3%

Note: Corporate results are not included within these metrics as they do not have any student data.

1. *For a detailed reconciliation of Non-GAAP measures, see slides 16-22.*

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Financial Supplement Segment Results of Operations - Fourth Quarter ($ in thousands) PAGE 8 3 Mos. 3 Mos. 3 Mos. 3 Mos. 3 Mos. 3 Mos. 3 Mos. 3 Mos. 9/30/24 9/30/24 9/30/24 9/30/24 9/30/23 9/30/23 9/30/23 9/30/23 UTI Concorde Corporate Consolidated UTI Concorde Corporate Consolidated Revenues $ 130,545 $ 65,813 $ — $ 196,358 $ 115,332 $ 54,966 $ — $ 170,298 Ed Services 59,029 40,326 — 99,355 58,185 34,970 — 93,155 SG&A 41,072 18,773 11,136 70,981 42,658 16,867 7,279 66,804 Total operating expenses 100,101 59,099 11,136 170,336 100,843 51,837 7,279 159,959 Income (loss) from operations 30,444 6,714 (11,136) 26,022 14,489 3,129 (7,279) 10,339 Net income (loss) 28,760 6,777 (16,697) 18,840 13,048 3,169 (9,514) 6,703 EBITDA(1) 36,445 8,133 (10,651) 33,927 20,640 3,568 (7,360) 16,848 Adjusted EBITDA(1) 37,454 8,294 (8,439) 37,309 21,488 3,987 (6,306) 19,169 Adjusted EBITDA margin 28.7% 12.6% —% 19.0% 18.6% 7.3% —% 11.3% 1. For a detailed reconciliation of Non-GAAP measures, see slides 16-22.

Financial Supplement Segment Results of Operations - YTD ($ in thousands) PAGE 9 12 Mos. 12 Mos. 12 Mos. 12 Mos. 12 Mos. 12 Mos. 12 Mos. 12 Mos. 9/30/24 9/30/24 9/30/24 9/30/24 9/30/23 9/30/23 9/30/23 9/30/23 UTI Concorde Corporate Consolidated UTI Concorde Corporate Consolidated Revenues $ 486,376 $ 246,311 $ — $ 732,687 $ 429,317 $ 178,091 $ — $ 607,408 Ed Services 234,022 150,507 — 384,529 216,571 113,299 — 329,870 SG&A 174,598 75,000 39,669 289,267 169,984 54,259 31,896 256,139 Total operating expenses 408,620 225,507 39,669 673,796 386,555 167,558 31,896 586,009 Income (loss) from operations 77,756 20,804 (39,669) 58,891 42,762 10,533 (31,896) 21,399 Net income (loss) 71,646 21,048 (50,693) 42,001 38,324 10,700 (36,702) 12,322 EBITDA(1) 100,698 25,962 (37,949) 88,711 64,119 14,610 (31,632) 47,097 Adjusted EBITDA(1) 104,113 28,327 (29,585) 102,855 71,590 16,296 (23,641) 64,245 Adjusted EBITDA margin 21.4% 11.5% —% 14.0% 16.7% 9.2% —% 10.6% 1. For a detailed reconciliation of Non-GAAP measures, see slides 16-22.

Segment Results of Operations - Fourth Quarter
($ in thousands)

Financial Supplement

	3 Mos. 09/30/2024 UTI	% of Segment Revenue	3 Mos. 09/30/2024 Concorde	% of Segment Revenue	3 Mos. 09/30/2024 Corporate	% of Consolidated Revenue	3 Mos. 09/30/2024 Consolidated	% of Consolidated Revenue
EDUCATIONAL SERVICES AND FACILITIES EXPENSES:								
Compensation and related costs	$ 30,810	23.6 %	$ 25,109	38.2 %	$ —	— %	$ **55,919**	**28.5 %**
Occupancy Costs	7,917	6.1 %	5,316	8.1 %	—	— %	**13,233**	**6.7 %**
Supplies, maintenance and student expense	7,483	5.7 %	5,192	7.9 %	—	— %	**12,675**	**6.5 %**
Depreciation and amortization expense	5,828	4.5 %	1,167	1.8 %	—	— %	**6,995**	**3.6 %**
Contract service expense	878	0.7 %	596	0.9 %	—	— %	**1,474**	**0.8 %**
Other educational services and facilities expense	6,113	4.7 %	2,946	4.5 %	—	— %	**9,059**	**4.6 %**
Total	**$ 59,029**	**45.2 %**	**$ 40,326**	**61.3 %**	**$ —**	**— %**	**$ 99,355**	**50.6 %**
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:								
Compensation and related costs	$ 22,000	16.9 %	$ 7,492	11.4 %	$ 6,750	3.4 %	$ **36,242**	**18.5 %**
Advertising and marketing costs	11,518	8.8 %	6,545	9.9 %	180	0.1 %	**18,243**	**9.3 %**
Professional and contract service expense	1,727	1.3 %	2,108	3.2 %	3,286	1.7 %	**7,121**	**3.6 %**
Other selling general and administrative expense	5,827	4.5 %	2,628	4.0 %	920	0.5 %	**9,375**	**4.8 %**
Total	**$ 41,072**	**31.5 %**	**$ 18,773**	**28.5 %**	**$ 11,136**	**5.7 %**	**$ 70,981**	**36.1 %**
COMPENSATION AND RELATED COST SUMMARY:								
Salaries, employee benefit and tax expense	$ 51,261	39.3 %	$ 31,799	48.3 %	$ 4,387	2.2 %	$ **87,447**	**44.5 %**
Bonus expense	771	0.6 %	721	1.1 %	360	0.2 %	**1,852**	**0.9 %**
Stock based compensation	778	0.6 %	81	0.1 %	2,003	1.0 %	**2,862**	**1.5 %**
Total compensation and related costs:	**$ 52,810**	**40.5 %**	**$ 32,601**	**49.5 %**	**$ 6,750**	**3.4 %**	**$ 92,161**	**46.9 %**

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Segment Results of Operations - Year to Date
($ in thousands)

Financial Supplement

	12 Mos. 09/30/2024 UTI	% of Segment Revenue	12 Mos. 09/30/2024 Concorde	% of Segment Revenue	12 Mos. 09/30/2024 Corporate	% of Consolidated Revenue	12 Mos. 09/30/2024 Consolidated	% of Consolidated Revenue
EDUCATIONAL SERVICES AND FACILITIES EXPENSES:								
Compensation and related costs	$ 121,073	24.9 %	$ 94,826	38.5 %	$ —	— %	$ 215,899	29.5 %
Occupancy Costs	30,519	6.3 %	21,847	8.9 %	—	— %	52,366	7.1 %
Supplies, maintenance and student expense	33,204	6.8 %	17,479	7.1 %	—	— %	50,683	6.9 %
Depreciation and amortization expense	22,456	4.6 %	4,346	1.8 %	—	— %	26,802	3.7 %
Contract service expense	3,611	0.7 %	2,126	0.9 %	—	— %	5,737	0.8 %
Other educational services and facilities expense	23,159	4.8 %	9,883	4.0 %	—	— %	33,042	4.5 %
Total	**$ 234,022**	**48.1 %**	**$ 150,507**	**61.1 %**	**$ —**	**— %**	**$ 384,529**	**52.5 %**
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:								
Compensation and related costs	$ 90,348	18.6 %	$ 30,253	12.3 %	$ 27,101	3.7 %	$ 147,702	20.2 %
Advertising and marketing costs	51,940	10.7 %	25,744	10.5 %	577	0.1 %	78,261	10.7 %
Professional and contract service expense	6,810	1.4 %	7,557	3.1 %	11,861	1.6 %	26,228	3.6 %
Other selling general and administrative expense	25,500	5.2 %	11,446	4.6 %	130	— %	37,076	5.1 %
Total	**$ 174,598**	**35.9 %**	**$ 75,000**	**30.4 %**	**$ 39,669**	**5.4 %**	**$ 289,267**	**39.5 %**
COMPENSATION AND RELATED COST SUMMARY:								
Salaries, employee benefit and tax expense	$ 197,538	40.6 %	$ 121,359	49.3 %	$ 15,857	2.2 %	$ 334,754	45.7 %
Bonus expense	11,803	2.4 %	3,507	1.4 %	4,977	0.7 %	20,287	2.8 %
Stock based compensation	2,080	0.4 %	213	0.1 %	6,267	0.9 %	8,560	1.2 %
Total compensation and related costs:	**$ 211,421**	**43.5 %**	**$ 125,079**	**50.8 %**	**$ 27,101**	**3.7 %**	**$ 363,601**	**49.6 %**

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New Student Starts Details

Financial Supplement

	3 Mos. 9/30/24	3 Mos. 6/30/24	3 Mos. 3/31/24	3 Mos. 12/31/23	3 Mos. 9/30/23	3 Mos. 6/30/23	3 Mos. 3/31/23	3 Mos. 12/31/22
UTI Segment								
Total New Student Starts	7,068	2,916	2,840	2,314	6,500	3,333	2,374	1,974
Y/Y growth/(decline)[1]	8.7%	(12.5)%	19.6%	17.2%	9.0%	5.3%	4.4%	0.1%
High School New Student Starts	4,436	708	631	640	4,044	1,195	539	560
Y/Y growth/(decline)	9.7%	(40.8)%	17.1%	14.3%	6.8%	15.8%	0.2%	15.9%
Adult New Student Starts	1,974	1,586	1,579	1,154	1,919	1,613	1,320	1,013
Y/Y growth/(decline)	2.9%	(1.7)%	19.6%	13.9%	11.0%	(2.9)%	3.7%	0.2%
Military New Student Starts	658	622	630	520	537	525	515	401
Y/Y growth/(decline)	22.5%	18.5%	22.3%	29.7%	19.3%	11.0%	11.0%	(16.1)%
Concorde Segment								
Total New Student Starts	4,424	2,651	2,640	2,032	3,892	1,967	2,252	321
Y/Y growth/(decline)[2]	13.7%	34.8%	17.2%	—%	—%	—%	—%	—%
Core New Student Starts	2,391	1,598	1,556	1,375	1,986	1,325	1,384	321
Y/Y growth/(decline)[2]	20.4%	20.6%	12.4%	—%	—%	—%	—%	—%
Clinical New Student Starts	2,033	1,053	1,084	657	1,906	642	868	—
Y/Y growth/(decline)[2]	6.7%	64.0%	24.9%	—%	—%	—%	—%	—%

1. *UTI is seeing the impact of timing shifts between June and July which resulted in a 12.5% decline year over year, and Concorde benefiting from timing shifts of clinical start opportunities between the third and fourth quarters, resulting in an increase of 34.8% year over year.*
2. *The acquisition of Concorde closed on December 1, 2022. Therefore, there is no year-over-year comparability for the Total segment and Concorde segment during the earlier periods.*

PAGE 12

Financial Supplement Note: On December 18, 2023, the Company exercised in full its right of conversion of the Company’s Series A Preferred Stock which resulted in the conversion of all outstanding Series A Preferred shares into19,296,843 shares of Common Stock. Consolidated Balance Sheet and Cash Flow Summary ($ in thousands) At: 9/30/24 9/30/23(1) Cash & cash equivalents $ 161,900 $ 151,547 Total current assets 221,951 204,985 PP&E (net) 264,797 266,346 Right-of-use assets for operating leases 158,778 176,657 Total assets 744,575 740,685 Operating lease liability – current 22,210 22,481 Long term debt, current portion 2,697 2,517 Total current liabilities 204,963 184,700 Operating lease liability – LT 146,831 165,026 Long term debt 123,007 159,600 Total liabilities 484,344 514,718 Stockholders’ equity 260,231 225,967 Total liabilities & equity $ 744,575 $ 740,685 12 Mos. 9/30/24 12 Mos. 9/30/23(1) Net cash (used in) provided by operating activities $ 85,895 $ 49,148 Cash paid for acquisition, net of cash acquired(1) — (16,381) Net (purchases) proceeds from held-to-maturity securities — 29,000 Purchase of property and equipment, excluding Lisle, Orlando, new campus purchases and program expansion (24,298) (30,529) Purchase of Orlando, Florida campus buildings and associated land — (26,156) Other Investing Activities 296 — Net cash used in investing activities (24,002) (44,066) Proceeds from revolving credit facility 41,000 90,000 Payment on revolving credit facility (75,000) — Payment of preferred stock cash dividend (1,097) (5,069) Preferred share repurchase (11,503) — Payments on term loans and finance leases (2,518) (1,788) Payment of payroll taxes on stock-based compensation through shares withheld (2,227) (781) Net cash provided by financing activities (51,345) 81,846 Change in cash and restricted cash 10,548 86,928 Ending balance of cash and restricted cash $ 167,472 $ 156,924 PAGE 13 1. The acquisition of Concorde closed on December 1, 2022 impacting comparability for all future periods.

Earnings Per Share Trend and Guidance
($ in thousands, except EPS)

Financial Supplement

	Fiscal 2025 Midpoint	12 Mos. 9/30/24	3 Mos. 9/30/24	3 Mos. 6/30/24	3 Mos. 3/31/24	3 Mos. 12/31/23	12 Mos. 9/30/23[1]	3 Mos. 9/30/23	3 Mos. 6/30/23	3 Mos. 3/31/23
Net Income (loss)	~$52,000-56,000	$ 42,001	$ 18,840	$ 4,985	$ 7,787	$ 10,389	$ 12,322	$ 6,702	$ (509)	$ 3,480
Less: Preferred stock dividend declared	—	(1,097)	$ —	—	—	(1,097)	(5,069)	(1,278)	(1,263)	(1,251)
Net income (loss) available for distribution	~$54,000	40,904	18,840	4,985	7,787	9,292	7,253	5,424	(1,772)	2,229
Income allocated to participating securities	—	(2,855)	—	—	—	(2,855)	(2,712)	(2,025)	—	(833)
Net income (loss) available to common shareholders	~$54,000	$ 38,049	$ 18,840	$ 4,985	$ 7,787	$ 6,437	$ 4,541	$ 3,399	$ (1,772)	$ 1,396
Weighted average basic shares outstanding	~54,000	49,429	53,813	53,805	53,757	36,434	33,985	34,070	34,067	33,999
Basic income (loss) per common share	~$0.96-1.04	$ 0.77	$ 0.35	$ 0.09	$ 0.14	$ 0.18	$ 0.13	$ 0.10	$ (0.05)	$ 0.04
Weighted average basic shares outstanding	~54,000	49,429	53,813	53,805	53,757	36,434	33,985	34,070	34,067	33,999
Dilutive effect related to employee stock plans	~1,400	1,422	1,591	1,146	1,013	1,005	494	754	—	554
Weighted average diluted shares outstanding	~55,400	50,851	55,404	54,951	54,770	37,439	34,479	34,824	34,067	34,553
Diluted income (loss) per common share	~$0.93-1.01	$ 0.75	$ 0.34	$ 0.09	$ 0.14	$ 0.17	$ 0.13	$ 0.10	$ (0.05)	$ 0.04

Note: With the December 18, 2023 conversion of all remaining Series A preferred shares into common shares, the two-class EPS calculation method the Company has employed previously will no longer be applicable. While it was used for Q1 FY2024 and remained in place for year-to-date FY 2024 calculations to account for the Preferred shares before conversion, the remaining quarters in FY 2024 and all quarters in FY 2025 and beyond will employ the more traditional basic and diluted EPS methodology.

1. *The acquisition of Concorde closed on December 1, 2022. As such, the twelve months ended September 30, 2023 only includes ten months of Concorde activity.*

PAGE 14

Financial Supplement Leverage as of 9/30/2024 Current Loan Balances $125.7M LTM EBITDA $102.8M Cash & Cash Equivalents $161.9M Gross Leverage Ratio 1.22x Net Leverage Ratio -0.35x Debt as of 9/30/2024 Term Loan: Avondale Campus (Fifth Third Bank) Original Note Amount $31.2M Inception Date 5/12/2021 Rate* Fixed/Floating Maturity 7 years Current Note Balance $28.4M Term Loan: Lisle Campus (Valley National Bank) Original Note Amount $38.0M Inception Date 4/14/2022 Rate** Fixed/Floating Maturity 7 years Current Note Balance $36.9M Revolver (Fifth Third Bank) Total Capacity $125.0M Inception Date 11/21/2022 Rate*** Floating Maturity 3 years Current Loan Balance $56M 9/30/2025 proforma leverage calculation is based upon midpoint of the adjusted EBITDA guidance range and projected year-end cash balance, both of which will depend on actual company performance Note: FY 2025 proforma cash and debt balances assume no revolver paydown, though that will continue to be evaluated throughout the year. Any reduction to the outstanding revolver balance would benefit gross leverage but have no impact on net leverage. Leverage Ratios PAGE 15 *Avondale rate is 50% fixed at 3.50% + 50% Floating @ SOFR plus 2% Margin **Lisle rate is 50% fixed at 4.69% + 50% Floating @ SOFR plus 2% Margin ***Revolver rate is SOFR plus 1.75% to 2.25% Margin based on UTI's Total Leverage Proforma Leverage 9/30/2025 Note Balances (Projected) $93M LTM EBITDA - FY 2025 Guidance midpoint ~$122M Cash & Cash Equivalents (Projected) ~$200M Gross Leverage Ratio 0.76x Net Leverage Ratio -0.88x

Financial SupplementUse of Non-GAAP Financial Information PAGE 16 In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also discloses certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, the Company believes that these measures may also help investors compare its performance on a consistent basis across time periods. The Company defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, adjusted for stock-based compensation expense and items not considered normal recurring operations. The Company defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered normal recurring operations. Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, our adjustments for items that management does not consider to be normal recurring operations include: • Acquisition-related costs: We have excluded costs associated with both potential and announced acquisitions to allow for comparable financial results to historical operations and forward-looking guidance. • Integration-related costs for completed acquisitions: We have excluded integration costs related to business structure realignment and new programs for recent acquisitions to allow for comparable financial results to historical operations and forward-looking guidance. In addition, the nature and amount of such charges vary significantly based on the size and timing of the programs. By excluding the referenced expenses from our non- GAAP financial measures, our management is able to further evaluate our ability to utilize existing assets and estimate their long-term value. Furthermore, our management believes that the adjustment of these items supplements the GAAP information with a measure that can be used to assess the sustainability of our operating performance. • One-time costs associated with new campus openings: During fiscal 2022, we opened new campus locations in Austin, Texas and Miramar, Florida. We continued to incur one-time costs during fiscal 2023 for the campus opening as we completed the build-out of the remaining programs in the new facilities. We disclose any campus adjustments as direct costs (net of any corporate allocations). Outfitting a new campus requires significant facility improvements and modifications, and the purchase of technical equipment and training aids necessary for teaching our programs, the combination of which requires a significant investment by the Company which would not be considered part of normal recurring operations. • Restructuring charges: In December 2023, we announced plans to consolidate the two Houston, Texas campus locations to align the curriculum, student facing systems, and support services to better serve students seeking careers in in-demand fields. As part of the transition, the MIAT-Houston campus, acquired in November 2021, began a phased teach-out in May 2024, and such campus began operating under the UTI brand. MIAT- Houston students who have not completed their programs before their program’s teach-out date may enroll at UTI-Houston to complete their program. Both facilities will remain in use, operated by UTI-Houston post- consolidation. • Facility lease accounting adjustments: During 2022, as part of our facility optimization project, we recorded lease accounting adjustments for lease termination payments associated with our Orlando, Florida and MMI Phoenix, Arizona campuses and a non-cash lease adjustment when we purchased our Lisle, Illinois campus. During 2024, we recorded a lease accounting adjustment for a lease termination payment for the previous Concorde corporate offices. These adjustments are not considered part of normal recurring operations. • Costs related to the purchase of our campuses: We lease the majority of our campus locations. Over the past three years due to shifts within the real estate environment, we have been presented with the opportunity to purchase three of our campus locations. These purchases are significant capital expenditures and not considered part of normal recurring operations. To obtain a complete understanding of our performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the SEC. Because the items excluded from these non-GAAP measures are significant components in understanding and assessing our financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of our operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is included in the following slides and investors are encouraged to review the reconciliations. Information reconciling forward-looking adjusted EBITDA and adjusted free cash flow to the most directly comparable GAAP financial measure is unavailable to the company without unreasonable effort. The company is not able to provide a quantitative reconciliation of forward-looking adjusted EBITDA or adjusted free cash flow to the most directly comparable GAAP financial measure because certain items required for such reconciliation are uncertain, outside of the company’s control and/or cannot be reasonably predicted, including but not limited to the provision for (benefit from) income taxes. Preparation of such reconciliation would require a forward-looking statement of income and statement of cash flows prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort.

Consolidated Adjusted EBITDA Reconciliation Trend

($ in thousands)

Financial Supplement

	12 Mos. 9/30/24	3 Mos. 9/30/24	3 Mos. 6/30/24	3 Mos. 3/31/24	3 Mos. 12/31/23	12 Mos. 9/30/23[5]	3 Mos. 9/30/23	3 Mos. 6/30/23	3 Mos. 3/31/23	3 Mos. 12/31/22[4]
Net income (loss), as reported	$ 42,001	$ 18,840	$ 4,985	$ 7,787	$ 10,389	$ 12,322	$ 6,703	$ (509)	$ 3,480	$ 2,648
Interest expense (income), net	3,157	795	709	757	896	3,795	1,038	1,325	832	600
Income tax expense (benefit)	14,229	6,530	1,772	2,767	3,160	5,765	2,541	(64)	1,763	1,525
Depreciation and amortization	29,324	7,762	7,376	7,202	6,984	25,215	6,566	6,655	6,746	5,248
EBITDA	$ 88,711	$ 33,927	$ 14,842	$ 18,513	$ 21,429	$ 47,097	$ 16,848	$ 7,407	$ 12,821	$ 10,021
Acquisition related costs[1]	—	—	—	—	—	2,374	56	221	1,322	775
Integration related costs for completed acquisitions[6]	6,049	1,126	1,653	1,696	1,574	8,585	2,200	2,950	1,951	1,484
Start-up costs for new campuses and program expansion[2]	—	—	—	—	—	2,341	32	335	984	990
Stock-based compensation expense	8,560	2,862	1,863	2,353	1,482	3,848	33	533	2,113	1,169
Facility lease accounting adjustments[3]	(650)	(650)	—	—	—	—	—	—	—	—
Restructuring Costs[5]	185	44	53	45	43	—	—	—	—	—
Adjusted EBITDA, non-GAAP	$ 102,855	$ 37,309	$ 18,411	$ 22,607	$ 24,528	$ 64,245	$ 19,169	$ 11,446	$ 19,191	$ 14,439

1. *Costs related to both announced and potential acquisition targets.*
2. *The Austin, TX and Miramar, FL campuses opened during FY2022. The adjustment reflects one-time opening costs incurred for both campuses.*
3. *Lease accounting adjustments from our campus optimization efforts. These are primarily non-cash except for a lease termination payment related to our Orlando campus and our Concorde corporate facility.*
4. *The acquisition of Concorde closed on December 1, 2022 impacting comparability for all future periods.*
5. *On December 5, 2023, UTI announced plans to consolidate the two Houston, Texas campus locations to better align with our business strategy.*
6. *Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in "Integration related costs for completed acquisitions." In prior quarters, these costs were presented in a line labeled "Start-up costs for new campuses and program expansion." As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.*

PAGE 17

Consolidated Adjusted EBITDA Reconciliation Trend

($ in thousands)

Financial Supplement

Year to date

	12 Mos. 9/30/24	9 Mos. 6/30/24	6 Mos. 3/31/24	3 Mos. 12/31/23	12 Mos. 9/30/23[5]	9 Mos. 6/30/23	6 Mos. 3/31/23	3 Mos. 12/31/22[4]
Net income, as reported	$ 42,001	$ 23,161	$ 18,176	$ 10,389	$ 12,322	$ 5,619	$ 6,128	$ 2,648
Interest expense (income), net	3,157	2,362	1,653	896	3,795	2,757	1,432	600
Income tax expense (benefit)	14,229	7,699	5,927	3,160	5,765	3,224	3,288	1,525
Depreciation and amortization	29,324	21,562	14,186	6,984	25,215	18,649	11,994	5,248
EBITDA	$ 88,711	$ 54,784	$ 39,942	$ 21,429	$ 47,097	$ 30,249	$ 22,842	$ 10,021
Acquisition related costs[1]	—	—	—	—	2,374	2,318	2,097	775
Integration related costs for completed acquisitions[6]	6,049	4,924	3,271	1,574	8,585	6,385	3,435	1,484
Start-up costs for new campuses and program expansion[2]	—	—	—	—	2,341	2,309	1,974	990
Stock-based compensation expense	8,560	5,698	3,835	1,482	3,848	3,815	3,282	1,169
Facility lease accounting adjustments[3]	(650)	—	—	—	—	—	—	—
Restructuring Costs[5]	185	141	88	43	—	—	—	—
Adjusted EBITDA, non-GAAP	$ 102,855	$ 65,547	$ 47,136	$ 24,528	$ 64,245	$ 45,076	$ 33,630	$ 14,439

1. *Costs related to both announced and potential acquisition targets.*
2. *The Austin, TX and Miramar, FL campuses opened during FY2022. The adjustment reflects one-time opening costs incurred for both campuses.*
3. *Lease accounting adjustments from our campus optimization efforts. These are primarily non-cash except for a lease termination payment related to our Orlando campus and our Concorde corporate facility.*
4. *The acquisition of Concorde closed on December 1, 2022 impacting comparability for all future periods.*
5. *On December 5, 2023, UTI announced plans to consolidate the two Houston, Texas campus locations to better align with our business strategy.*
6. *Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in "Integration related costs for completed acquisitions." In prior quarters, these costs were presented in a line labeled "Start-up costs for new campuses and program expansion." As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.*

PAGE 18

Adjusted EBITDA Reconciliation By Segment

($ in thousands)

Financial Supplement

Quarter to date

	3 Mos. 9/30/24 UTI	3 Mos. 9/30/23 UTI	3 Mos. 9/30/24 Concorde	3 Mos. 9/30/23 Concorde	3 Mos. 9/30/24 Corporate	3 Mos. 9/30/23 Corporate
Net income (loss), as reported	$ 28,760	$ 13,048	$ 6,777	$ 3,169	$ (16,697)	$ (9,514)
Interest expense (income), net	1,689	1,468	(63)	(40)	(831)	(390)
Income tax expense (benefit)	—	—	—	—	6,530	2,541
Depreciation and amortization	5,996	6,124	1,419	439	347	3
EBITDA	$ 36,445	$ 20,640	$ 8,133	$ 3,568	$ (10,651)	$ (7,360)
Acquisition related costs[1]	—	—	—	—	—	56
Integration related costs for completed acquisitions[5]	187	923	730	419	209	858
Start-up costs for new campuses and program expansion[2]	—	32	—	—	—	—
Stock-based compensation expense	778	(107)	81	—	2,003	140
Facility lease accounting adjustments[3]	—	—	(650)	—	—	—
Restructuring Costs[4]	44	—	—	—	—	—
Adjusted EBITDA, non-GAAP	$ 37,454	$ 21,488	$ 8,294	$ 3,987	$ (8,439)	$ (6,306)

1. *Costs related to both announced and potential acquisition targets.*
2. *The Austin, TX and Miramar, FL campuses opened during FY2022. The adjustment reflects one-time opening costs incurred for both campuses.*
3. *Lease accounting adjustments from our campus optimization efforts. These are primarily non-cash except for a lease termination payment related to our Orlando campus and our Concorde corporate facility.*
4. *On December 5, 2023, UTI announced plans to consolidate the two Houston, Texas campus locations to better align with our business strategy.*
5. *Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in "Integration related costs for completed acquisitions." In prior quarters, these costs were presented in a line labeled "Start-up costs for new campuses and program expansion." As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.*

PAGE 19

Adjusted EBITDA Reconciliation By Segment
($ in thousands)

Financial Supplement

Year to date

	12 Mos. 9/30/24 UTI	12 Mos. 9/30/23[5] UTI	12 Mos. 9/30/24 Concorde	10 Mos. 9/30/23[4] Concorde	12 Mos. 9/30/24 Corporate	12 Mos. 9/30/23 Corporate
Net income (loss), as reported	$ 71,646	$ 38,324	$ 21,048	$ 10,700	$ (50,693)	$ (36,702)
Interest expense (income), net	6,135	4,682	(244)	(167)	(2,734)	(720)
Income tax expense (benefit)	—	—	—	—	14,229	5,765
Depreciation and amortization	22,917	21,113	5,158	4,077	1,249	25
EBITDA	**$ 100,698**	**$ 64,119**	**$ 25,962**	**$ 14,610**	**$ (37,949)**	**$ (31,632)**
Acquisition related costs[1]	—	—	—	—	—	2,374
Integration related costs for completed acquisitions[6]	1,150	4,061	2,802	1,686	2,097	2,838
Start-up costs for new campuses and program expansion[2]	—	2,341	—	—	—	—
Stock-based compensation expense	2,080	1,069	213	—	6,267	2,779
Facility lease accounting adjustments[3]	—	—	(650)	—	—	—
Restructuring Costs[5]	185	—	—	—	—	—
Adjusted EBITDA, non-GAAP	**$ 104,113**	**$ 71,590**	**$ 28,327**	**$ 16,296**	**$ (29,585)**	**$ (23,641)**

1. *Costs related to both announced and potential acquisition targets.*
2. *The Austin, TX and Miramar, FL campuses opened during FY2022. The adjustment reflects one-time opening costs incurred for both campuses.*
3. *Lease accounting adjustments from our campus optimization efforts. These are primarily non-cash except for a lease termination payment related to our Orlando campus and Concorde corporate facility.*
4. *The acquisition of Concorde closed on December 1, 2022 impacting comparability for all future periods.*
5. *On December 5, 2023, UTI announced plans to consolidate the two Houston, Texas campus locations to better align with our business strategy.*
6. *Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in "Integration related costs for completed acquisitions." In prior quarters, these costs were presented in a line labeled "Start-up costs for new campuses and program expansion." As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.*

PAGE 20

Adjusted EBITDA Reconciliation Trend By Segment
($ in thousands)

Financial Supplement

Quarter to date

	3 Mos. 9/30/24 UTI	3 Mos. 6/30/24 UTI	3 Mos. 3/31/24 UTI	3 Mos. 12/31/23 UTI	3 Mos. 9/30/23 UTI	3 Mos. 9/30/24 Concorde	3 Mos. 6/30/24 Concorde	3 Mos. 3/31/24 Concorde	3 Mos. 12/31/23[4] Concorde	3 Mos. 9/30/23 Concorde
Net income (loss), as reported	$ 28,760	$ 12,673	$ 16,616	$ 13,597	$ 13,048	$ 6,777	$ 3,778	$ 3,320	$ 7,173	$ 3,169
Interest expense (income), net	1,689	1,469	1,471	1,506	1,468	(63)	(62)	(74)	(45)	(40)
Depreciation and amortization	5,996	5,743	5,684	5,494	6,124	1,419	1,367	1,217	1,154	439
EBITDA	$ 36,445	$ 19,885	$ 23,771	$ 20,597	$ 20,640	$ 8,133	$ 5,083	$ 4,463	$ 8,282	$ 3,568
Acquisition related costs[1]	—	—	—	—	—	—	—	—	—	—
Integration related costs for completed acquisitions[6]	187	237	226	500	923	730	726	884	462	419
Start-up costs for new campuses and program expansion[2]	—	—	—	—	32	—	—	—	—	—
Stock-based compensation expense	778	518	313	471	(107)	81	56	68	8	—
Facility lease accounting adjustments[3]	—	—	—	—	—	(650)	—	—	—	—
Restructuring Costs[5]	44	53	45	43	—	—	—	—	—	—
Adjusted EBITDA, non-GAAP	$ 37,454	$ 20,693	$ 24,355	$ 21,611	$ 21,488	$ 8,294	$ 5,865	$ 5,415	$ 8,752	$ 3,987

Note: Corporate results are not included within these metrics.

1. *Costs related to both announced and potential acquisition targets.*
2. *The Austin, TX and Miramar, FL campuses opened during FY2022. The adjustment reflects one-time opening costs incurred for both campuses.*
3. *Lease accounting adjustments from our campus optimization efforts. These are primarily non-cash except for a lease termination payment related to our Orlando campus and our Concorde corporate facility.*
4. *The acquisition of Concorde closed on December 1, 2022 impacting comparability for all future periods.*
5. *On December 5, 2023, UTI announced plans to consolidate the two Houston, Texas campus locations to better align with our business strategy.*
6. *Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in "Integration related costs for completed acquisitions." In prior quarters, these costs were presented in a line labeled "Start-up costs for new campuses and program expansion." As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.*

PAGE 21

Consolidated Adjusted Free Cash Flow
($ in thousands)

Financial Supplement

	3 Mos. 9/30/24	3 Mos. 9/30/23	3 Mos. 9/30/22	12 Mos. 9/30/24	12 Mos. 9/30/23(8)	12 Mos. 9/30/22(8)
Cash flow provided by operating activities, as reported	$67,534	$53,881	$38,125	$85,895	$49,148	$46,031
Purchase of property and equipment	(7,529)	(7,838)	(9,842)	(24,298)	(56,685)	(79,450)
Free cash flow, non-GAAP	60,005	46,043	28,283	61,597	(7,537)	(33,419)
Adjustments:						
Purchase of Lisle, Illinois campus(1)	—	—	201	—	—	28,680
Purchase of Orlando, Florida campus(2)	—	—	—	—	26,156	—
Acquisition related costs paid(4)	—	61	406	—	2,347	3,923
Integration related costs for completed acquisitions(9)	992	2,007	692	6,196	7,768	1,436
Facility lease accounting adjustments(5)	700	—	—	700	—	575
Cash outflow for acquisition integration property and equipment	795	1,727	—	4,330	10,530	—
Cash outflow for start-up costs for new campuses and program expansion(6)	—	32	721	—	2,341	5,136
Cash outflow for property and equipment for new campuses and program expansion(6)	—	795	7,649	—	7,484	28,579
Cash outflow for restructuring costs and property and equipment(3)	92	—	—	632	—	—
Severance payment for CEO transition(7)	—	—	—	—	—	32
Adjusted free cash flow, non-GAAP	**$62,584**	**$50,665**	**$37,952**	**$73,455**	**$49,089**	**$34,942**

1. *In February 2022, we purchased our Lisle, Illinois campus for approximately $28.7 million in cash consideration.*
2. *In March 2023, we purchased the three primary buildings and the associated land at our UTI Orlando, Florida campus for approximately $26.2 million.*
3. *On December 5, 2023, UTI announced plans to consolidate the two Houston, Texas campus locations to better align with our business strategy*
4. *Costs related to both announced and potential acquisition targets.*
5. *Lease accounting adjustments from our campus optimization efforts. These are primarily non-cash except for a lease termination payment related to our Orlando and MMI Phoenix campuses and our Concorde corporate facility.*
6. *The Austin, TX and Miramar, FL campuses opened during FY2022. The adjustment reflects opening costs incurred for both campuses and the costs incurred related to other program expansions.*
7. *Adjustments reflect the cash paid in accordance with previous CEO Kimberly J. McWaters' Retirement Agreement and Release of Claims, dated October 31, 2019.*
8. *The acquisition of Concorde closed on December 1, 2022 impacting comparability for all future periods.*
9. *Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in "Integration related costs for completed acquisitions." In prior quarters, these costs were presented in a line labeled "Start-up costs for new campuses and program expansion." As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.*

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